Exhibit 99.1

FOR IMMEDIATE RELEASE:

September 15, 2023

Consistent With its Long-Term Financial Plan NiSource Inc. Announces its Intention to Remarket the Series C Mandatory Convertible Preferred Stock Relating to its 2021 Equity Units Offering

MERRILLVILLE, Ind. – NiSource Inc. (NYSE: NI) (“NiSource”) announced today its intention to remarket, subject to market and other conditions, up to 862,500 shares of its Series C Mandatory Convertible Preferred Stock, par value $0.01 per share, with a liquidation preference of $1,000 per share (the “Mandatory Convertible Preferred Stock”), originally issued on April 19, 2021 as part of NiSource’s equity units (“2021 Equity Units”). The remarketing of the Series C Mandatory Convertible Preferred Stock is in accordance with NiSource’s long-term financial plan but is subject to market and other conditions. NiSource intends to designate the period beginning on October 2, 2023 and ending on October 23, 2023 for the remarketing.

Currently, the Mandatory Convertible Preferred Stock bears no dividends and is convertible only upon the occurrence of certain fundamental change events. On March 1, 2024, each outstanding share of the Mandatory Convertible Preferred Stock will automatically convert into a number of shares of NiSource common stock between 34.9107 and 41.0201 shares of common stock (in each case, subject to customary anti-dilution adjustments), depending on the forty-day volume weighted average price of the common stock over a period preceding March 1, 2024. If the closing price of NiSource common stock on the date of the pricing of the remarketing of the Mandatory Convertible Preferred Stock is $24.3783 (subject to adjustment) or less, the minimum conversion rate will be increased to an amount equal to $1,000 divided by 117.5% of such closing price.

In connection with a successful remarketing of the Mandatory Convertible Preferred Stock, dividends may become payable on the Mandatory Convertible Preferred Stock. If dividends become payable, they will be paid when, as and if declared by NiSource’s board of directors out of funds legally available for the payment of dividends, on March 1, 2024. NiSource may also elect December 1, 2023 as a dividend payment date in addition to March 1, 2024. While NiSource may elect to pay dividends on the Mandatory Convertible Preferred Stock in shares of its common stock or a combination of cash and shares, NiSource intends to pay such dividends in cash. While NiSource currently anticipates these terms to be in effect after a successful remarketing, the actual terms of the remarketed Mandatory Convertible Preferred Stock are subject to the remarketing and will be subsequently determined by NiSource and the remarketing agents.

NiSource will not directly receive any of the proceeds from the remarketing of shares of the Mandatory Convertible Preferred Stock. However, upon a successful remarketing,

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a portion of the proceeds from the remarketing attributable to shares of Mandatory Convertible Preferred Stock that were components of the 2021 Equity Units will be automatically applied to purchase a portfolio of U.S. Treasury securities that is intended to mature in an amount sufficient to satisfy in full the 2021 Equity Unit holders’ obligations to purchase our common stock under the purchase contract component of their 2021 Equity Units, and any remaining proceeds will be promptly remitted to the holders of the 2021 Equity Units after the remarketing settlement date; and

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the proceeds from the remarketing attributable to holders of separate shares of Mandatory Convertible Preferred Stock who elected to participate in the remarketing will be remitted by the remarketing agent for distribution to such holders on the remarketing settlement date.

Goldman Sachs & Co. LLC is acting as the remarketing agent for this offering. NiSource may add additional remarketing agents for the remarketing.

The remarketing will be made pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Mandatory Convertible Preferred Stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Any offers to remarket the Mandatory Convertible Preferred Stock will be made exclusively by means of a prospectus supplement and accompanying prospectus.

About NiSource

NiSource Inc. (NYSE: NI) is one of the largest fully-regulated utility companies in the United States, serving approximately 3.3 million natural gas customers and 500,000 electric customers across six states through its local Columbia Gas and NIPSCO brands. The mission of our approximately 7,200 employees is to deliver safe, reliable energy that drives value to our customers.

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FOR ADDITIONAL INFORMATION

Media	Investors
Lynne Evosevich	Christopher Turnure
Corporate Media Relations	Director, Investor Relations
(724) 288-1611	(614) 404-9426
levosevich@nisource.com	cturnure@nisource.com

Forward-Looking Statements

This press release contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements in this press release include, but are not limited to, statements concerning our ability to complete the remarketing on the anticipated timeline or at all, the anticipated benefits of the remarketing if completed, our plans, strategies and objectives, and any and all underlying assumptions and other statements that are other than statements of historical fact. Investors and prospective investors should understand that many factors govern whether any forward-looking statement contained herein will be or can be realized. Any one of those factors could cause actual results to differ materially from those projected. Expressions of future goals and expectations and similar expressions, including “may,” “will,” “should,” “could,” “would,” “aims,” “seeks,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “forecast,” and “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially.

Factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this press release include, but are not limited to, our ability to execute our business plan or growth strategy, including utility infrastructure investments; potential incidents and other operating risks associated with our business; our ability to adapt to, and manage costs related to, advances in, or failures of, technology; impacts related to our aging infrastructure; our ability to obtain sufficient insurance coverage and whether such coverage will protect us against significant losses; the success of our electric generation strategy; construction risks and natural gas costs and supply risks; fluctuations in demand from residential and commercial customers; fluctuations in the price of energy commodities and related transportation costs or an inability to obtain an adequate, reliable and cost-effective fuel supply to meet customer demands; the attraction and retention of a qualified, diverse workforce and ability to maintain good labor relations; our ability to manage new initiatives and organizational changes; the actions of activist stockholders; the performance of third-party suppliers and service providers; potential cybersecurity attacks; increased requirements and costs related to cybersecurity; any damage to our reputation; any remaining liabilities or impact related to the sale of the Massachusetts Business; the impacts of natural disasters, potential terrorist attacks or other catastrophic events; the physical impacts of climate change and the transition to a lower carbon future; our ability to manage the financial and operational risks related to achieving our carbon emission reduction goals, including our Net Zero Goal; our debt obligations; any changes to our credit rating or the credit rating of certain of our subsidiaries; any adverse effects related to our equity units; adverse economic and capital market conditions or increases in interest rates; inflation; recessions; economic regulation and the impact of regulatory rate reviews; our ability to obtain expected financial or regulatory outcomes; continuing and potential future impacts from the COVID-19 pandemic; economic conditions in certain industries; the reliability of customers and suppliers to fulfill their payment and contractual obligations; the ability of our subsidiaries to generate cash; pension funding obligations; potential impairments of goodwill; the outcome of legal and regulatory proceedings, investigations, incidents, claims and litigation; potential remaining liabilities related to the Greater Lawrence Incident; compliance with applicable laws, regulations and tariffs; compliance with environmental laws and the costs of associated liabilities; changes in taxation; and other matters set forth in Item 1, “Business,” Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and matters set forth in our Quarterly Report on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, some of which risks are beyond our control. In addition, the relative contributions to profitability by each business segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.